Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption `Financial Highlights''in Post-Effective Amendment No. 19 to Registration Statement (Form N-1A No. 33-13388) and the related Prospectuses of Federated Utility Fund, Inc. dated April 30, 1997 and to the incorporation therein of our report dated April 17, 1997 on the financial statements and financial highlights of Federated Utility Fund, Inc. included in its Annual Report to Shareholders for the year ended February 28, 1997.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 24, 1997